Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Explortex Energy Inc. (the “Company”) on Form 10-K for the year ending April 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Kurlander, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending April 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ending April 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of Explortex Energy Inc

By: /s/Steven Kurlander
Steven Kurlander
Chief Executive Officer
Chief Financial Officer

July 27, 2009